Exhibit 10.56

THIS LOAN EXTENSION AGREEMENT (“Extension Agreement”) is made effective April 1, 2009 BY AND BETWEEN WLoans LLC (“Lender”) Aerogrow International, Inc (“Borrower”) and Jack J. Walker (“Walker”).

WHEREAS the parties hereto executed a Loan Agreement effective 22 May 2008, and a Promissory Note (“Note”) and Security Instruments of the same date.

AND WHEREAS the advances made pursuant to the Loan Agreement and other documents were to be repaid on or before April 1, 2009 and Aerogrow has requested an extension of the time for repayment and Lender and Walker have agreed thereto subject to the following terms.

AND WHEREAS the balance of principal due under the Note is $1,200,000 and interest on the advances has been paid through March 31, 2009.

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, THE PARTIES HEREBY AGREE as follows:

1.
The Due Date on the Note is extended for a period of three months and the entire balance shall be due and payable in accordance with the Terms of the said Note on or before June 30, 2009, unless there is a Default that entitles the Lender to be paid earlier.

2.	The Borrower agrees to pay a fee of $5,000 for this Extension upon the signing hereof.
3.	Interest shall be paid monthly on the 1st of each month commencing May 1, 2009.
4.
Borrower agrees that it is not entitled to any further disbursements under the Loan Agreement and that Lender and Walker have in all respects fully complied with their respective obligations under the terms of the Loan Agreement and Note.

5.	In the event borrower receives any equity financing, including the issue of Preferred Stock in any form, the entire outstanding Principal and interest shall become immediately due and payable.
6.
In all respects the terms and conditions and other provisions of the Loan Agreement and Note are hereby confirmed and shall continue to apply until such time as the Principal and interest have been repaid.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written.

BORROWER: AEROGROW INTERNATIONAL INC	LENDER: WLOANS LLC
/s/ H. MacGregor Clarke Chief Financial Officer	/s/ Jack J. Walker
CO-BORROWER (FNB LOAN):
/s/ JACK J. WALKER